Exhibit 99.1

WHITNEY HOLDING CORPORATION

228 ST. CHARLES AVENUE
NEW ORLEANS, LA  70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	January 23, 2008
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS FOURTH QUARTER AND ANNUAL 2007 EARNINGS

New Orleans, Louisiana.  Whitney Holding Corporation (NASDAQ—WTNY) earned $30.2 million in the quarter ended December 31, 2007, compared with net income of $33.9 million for the fourth quarter of 2006.  Earnings were $.45 per diluted share in 2007’s fourth quarter, compared to $.51 for the year-earlier period.  For the year ended December 31, 2007, Whitney earned $151.1 million, or $2.23 per diluted share, compared with net income of $144.6 million for 2006, or $2.20 per diluted share.  During the third quarter of 2007, Whitney reached a settlement on insurance claims arising from the hurricanes that struck portions of its market area in the late summer of 2005.  With this settlement, the Company recognized a gain of $31.3 million in that period ($19.9 million after-tax, or $.29 per diluted share).
"Whitney remains a very good, strong bank," said William L. Marks, Chairman and CEO.  "We have a fortress balance sheet and a very attractive low cost core deposit base. We have a solid capital position and a disciplined, time-tested credit culture.  Our diversification into new markets over the past several years has positioned us to weather market downturns."
    "Today’s operating environment reflects such a downturn," said John C. Hope III, President and Chief Operating Officer.  "The economic environment impacted many financial institutions’ credit quality during 2007, including Whitney’s.  However, we believe one of our core strengths is understanding and managing credit risk.  Our management of these assets employs a quick recognition of problem loans, historically yielding a low level of net charge-offs."
Whitney saw an increase in nonperforming loans and in loans criticized through its credit risk-rating process during the fourth quarter of 2007 and, based on its established methodology for

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determining allowances for credit losses, made a $10 million provision for credit losses for the period.   Net charge-offs were .21% of average loans for the fourth quarter of 2007 on an annualized basis and .11% year-to-date in 2007, and the year-to-date provision for credit losses was $17 million.  The allowance for loan losses increased to 1.16% of total loans at December 31, 2007 from 1.10% at September 30, 2007.
During the fourth quarter of 2007, Whitney repurchased 1,895,091 shares of its common stock at an average cost of $26.13 per share under a program announced in November 2007.  A total of 4 million shares can be repurchased under this program which extends through October 2008.
The Company’s financial information for 2007 includes the results from the operations acquired with Signature Financial Holdings, Inc. (“Signature”), the parent of Signature Bank, headquartered in St. Petersburg, Florida, on March 2, 2007.

HIGHLIGHTS OF FOURTH QUARTER FINANCIAL RESULTS
Loans and Earning Assets
Total loans at the end of the fourth quarter of 2007 were up 8%, or $535 million, from year-end 2006, with approximately 3%, or $203 million, associated with the operations acquired with Signature.  Compared to the end of 2007’s third quarter, total loans at year-end 2007 were up 2%, or $133 million.  Loan demand and customer development activity in Texas and Whitney’s Louisiana markets outside the metropolitan New Orleans area were the major contributors to the organic loan growth over these periods, with a smaller contribution from the Alabama market.  Loans serviced by Whitney Bankers in Houston grew by 20% year over year, and those serviced in Louisiana markets outside New Orleans grew 14%.  At December 31, 2007, the percentage of loans serviced from the Company’s geographic markets was as follows:  metropolitan New Orleans, 37%; other Louisiana markets, 18%; Texas, 15%; Alabama and Mississippi, 12%; the Florida panhandle, 7%; and the Tampa Bay metropolitan area, 11%.  Market conditions continue to restrain the pace of new real estate project financing in Florida and have contributed to a decrease of approximately $100 million since the end of 2006 in loans serviced from Florida operations apart from those acquired with Signature.
The mix of average earning assets in the fourth quarter of 2007 was little changed from the fourth quarter of 2006 and 2007’s third quarter.  Loans, including loans held for sale, were 77% of average earning assets in the most recent quarter compared to 76% in both the year-earlier period and the third quarter of 2007.

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Deposits and Funding
Total deposits at December 31, 2007 were up 2%, or $150 million, compared to a year earlier, mainly reflecting the deposits added with the Signature acquisition.  After some further reduction in the post-storm deposit accumulation early in 2007, Whitney has been returning to more normal deposit trends later in the year, both with respect to seasonal fluctuations and overall growth rates.  Average deposits in the fourth quarter of 2007 were up 3%, or $227 million, compared to the fourth quarter of 2006 and down 1% compared to 2007’s third quarter.  Average noninterest-bearing deposits funded approximately 27% of average earning assets for the fourth quarter of 2007, and the percentage of funding from all noninterest-bearing sources was 33% for the period.  These percentages, while down from 31% and 35%, respectively, in the fourth quarter of 2006, are comparable to pre-storm levels.  Higher-cost interest-bearing funds, which include time deposits and borrowings, funded 35% of average earning assets in 2007’s fourth quarter, compared to 30% in the year-earlier period, and up somewhat from pre-storm levels.
Net Interest Income
Whitney’s net interest income (TE) for the fourth quarter of 2007 decreased less than 1%, or $.7 million, from the fourth quarter of 2006.  Average earning assets increased 8% between these periods, with little change in the mix of assets.  The net interest margin (TE) was 4.75% for the fourth quarter of 2007, down 39 basis points from the year-earlier period.  The overall yield on earning assets decreased 21 basis points from the fourth quarter of 2006, mainly reflecting a decline between these periods in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio and the impact of a higher level of nonaccruing loans in the current period.  The rates on approximately 28%, or $2.1 billion, of the loan portfolio at year-end 2007 are tied to changes in Libor benchmarks, with another 25%, or $1.9 billion, tied to prime.  Declines in Libor-based indices have lagged as overall market rates eased toward the end of the third quarter of 2007 and again in the fourth quarter.  The cost of funds increased 18 basis points between the fourth quarters of 2006 and 2007, mainly in response to the customer-driven shift in the funding mix toward higher-cost sources.
Net interest income (TE) for the fourth quarter of 2007 was also down less than 1%, or $.5 million, compared to the third quarter of 2007.  Average earning assets increased 1% between these periods, while the net interest margin declined by 7 basis points.  Earning assets yielded 23 basis points less in the fourth quarter of 2007, while the cost of funds decreased 16 basis points.  There

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was some favorable shift in the mix of earning assets between these periods, but the funding mix was little changed.
Overall, Whitney continues to be moderately asset sensitive over the near term.  As the overall economic outlook has weakened, management has anticipated downward pressure on market interest rates and is continuing to aggressively manage its deposit and loan rates to mitigate the impact of the rate environment on its net interest income.
Provision for Credit Losses and Credit Quality
Whitney provided $10.0 million for credit losses in the fourth quarter of 2007, compared to a $1.0 million provision in the fourth quarter of 2006.  Loan charge-offs, net of recoveries, totaled $3.9 million in 2007’s fourth quarter, or .21% of average loans on an annualized basis.  The allowance for loan losses increased to 1.16% of total loans at December 31, 2007.
The total of loans criticized through the Company’s credit risk-rating process increased $47 million in the fourth quarter of 2007 to $305 million at December 31, 2007.  Loans for residential development, investment and other residential purposes comprised approximately 40% of the criticized loan total at year-end 2007 and produced most of the overall net increase in criticized loans during the fourth quarter of 2007.  Nonresidential real estate loans accounted for approximately 30% of the criticized total, with the underlying collateral fairly evenly divided between income-producing properties and owner-occupied properties.  Loans to traditional commercial and industrial relationships comprised approximately 25% of the criticized total, with no significant concentrations related to industries or markets.
Included in the total of criticized loans at December 31, 2007 is $120 million of nonperforming loans, which is up $32 million from September 30, 2007.  This increase also came predominantly from residential-related loans, mainly in Florida and Alabama.  Over half of these loans had been included in the Company’s criticized loan total in earlier periods, including one $13 million credit for a Florida development with project-specific issues not directly related to overall market conditions.
Whitney has no meaningful exposure to sub-prime home mortgage loans and holds no securities in its investment portfolio that are tied to such loans.
Noninterest Income
Noninterest income increased 15%, or $3.1 million, from the fourth quarter of 2006, with gains noted in almost all recurring revenue sources.  Deposit service charge income in the fourth quarter of 2007 was up 12%, or $.9 million, driven mainly by improved pricing.  Bank card fees,

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both credit and debit cards, increased a combined 14%, or $.5 million, compared to the fourth quarter of 2006 on higher transaction volume.  Trust service fees grew 8% and revenue from secondary mortgage market operations was up 14%.  Fees from investment services in the fourth quarter of 2007 also compared favorably to the year-earlier period.  Noninterest income for the fourth quarter of 2007 was $.9 million higher than in the third quarter of 2007, exclusive of the insurance settlement gain in the earlier period.  One of Whitney’s strategic initiatives for 2008 and beyond is an emphasis on growth in noninterest income and diversification of revenue sources.
Noninterest Expense
Noninterest expense in the fourth quarter of 2007 decreased 2%, or $1.4 million, from 2006’s fourth quarter.  Incremental operating costs associated with Signature totaled approximately $1.4 million in the fourth quarter of 2007, and the amortization of intangibles acquired in this transaction added another $.5 million to expense for the period.
Whitney’s personnel expense increased 8%, or $3.6 million, in total, including $.9 million for Signature’s operations.  The employee compensation component of the total was up 11%, or $3.8 million, compared to the fourth quarter of 2006, with $.8 million from Signature.  $1.5 million of the increase in compensation was associated with management incentive programs, mainly related to the cost of share-based incentives, and an additional $1.0 million came from employee incentive plans.  Each of these partly reflected the impact of updates to annual performance factor estimates in each quarterly period.  Excluding the impact of acquisitions, the average full-time equivalent staff level declined approximately 2% between these periods, with staff reductions identified under cost control programs that were implemented in concert with the ongoing strategic review.  Employee compensation in the fourth quarter of 2007 was down 2% compared to 2007’s third quarter.  The 3%, or $.2 million, decrease in employee benefits expense from the fourth quarter of 2006 was driven by an amendment in early 2007 to the Company’s postretirement health and life insurance benefit plans.
The total of all other noninterest expense unrelated to personnel decreased a net $5.0 million, or 12%, compared to the fourth quarter of 2006.  Expenses in the prior year’s quarter included $2.1 million of nonrecurring or periodic expenses either directly associated with the 2005 storms or associated with the Company’s efforts to reduce its exposure to natural disasters and make its operations more resilient in the event of a disaster.  In the fourth quarter of 2007, the Company recorded a pre-tax charge of $1.0 million to establish a liability with respect to its obligation as a

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member of Visa USA, Inc. to share in certain litigation losses that have been or may be incurred by Visa.
Noninterest expense for the fourth quarter of 2007 was down 3%, or $2.5 million, from 2007’s third quarter.  The recently implemented cost control programs are reflected in these results and are expected to benefit expense levels in 2008.  As part of a strategic initiative to reduce the efficiency ratio from current levels, management is continuing to develop action plans to drive down expenses and realign corporate investments.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, comments on the intended impact of strategic initiatives on future levels of noninterest income and noninterest expense, on management’s efforts to mitigate the impact of the current rate environment on net interest income and on Whitney’s performance in market downturns.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements.  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands, except per share data)	2007	2006	2007	2006

INCOME DATA
Net interest income	$116,336	$116,954	$464,791	$471,211
Net interest income (tax-equivalent)	117,782	118,531	470,868	477,423
Provision for credit losses	10,000	1,000	17,000	3,720
Noninterest income	24,080	21,024	126,681	84,791
Net securities losses in noninterest income	-	-	(1)	-
Noninterest expense	85,774	87,170	349,108	338,473
Net income	30,244	33,892	151,054	144,645

QUARTER-END BALANCE SHEET DATA
Loans	$7,585,701	$7,050,416	$7,585,701	$7,050,416
Investment securities	1,985,237	1,886,093	1,985,237	1,886,093
Earning assets	10,122,071	9,277,554	10,122,071	9,277,554
Total assets	11,027,264	10,185,880	11,027,264	10,185,880
Noninterest-bearing deposits	2,740,019	2,947,997	2,740,019	2,947,997
Total deposits	8,583,789	8,433,308	8,583,789	8,433,308
Shareholders' equity	1,228,736	1,112,962	1,228,736	1,112,962

AVERAGE BALANCE SHEET DATA
Loans	$7,542,040	$6,960,981	$7,344,889	$6,776,794
Investment securities	1,979,044	1,913,703	1,893,866	1,824,646
Earning assets	9,857,897	9,162,597	9,636,586	9,349,262
Total assets	10,716,391	10,039,062	10,512,422	10,242,838
Noninterest-bearing deposits	2,679,261	2,843,820	2,708,353	3,033,978
Total deposits	8,406,547	8,179,884	8,397,778	8,476,954
Shareholders' equity	1,257,220	1,126,915	1,209,923	1,065,303

PER SHARE DATA
Earnings per share
Basic	$.45	$.52	$2.26	$2.24
Diluted	.45	.51	2.23	2.20
Cash dividends per share	$.29	$.27	$1.16	$1.08
Book value per share, end of period	$18.67	$16.88	$18.67	$16.88
Trading data
High sales price	$28.35	$35.88	$33.26	$37.26
Low sales price	22.46	31.23	22.46	27.27
End-of-period closing price	26.15	32.62	26.15	32.62
Trading volume	30,514,264	14,308,855	88,480,468	52,778,191

RATIOS
Return on average assets	1.12%	1.34%	1.44%	1.41%
Return on average shareholders' equity	9.54	11.93	12.48	13.58
Net interest margin	4.75	5.14	4.89	5.11
Dividend payout ratio	64.16	52.79	52.05	48.85
Average loans as a percentage of average deposits	89.72	85.10	87.46	79.94
Efficiency ratio	60.46	62.46	58.42	60.20
Allowance for loan losses as a percentage of
loans, end of period	1.16	1.08	1.16	1.08
Annualized net charge-offs (recoveries) as a
percentage of average loans	.21	(.02)	.11	.29
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	1.64	.81	1.64	.81
Average shareholders' equity as a percentage
of average total assets	11.73	11.23	11.51	10.40
Tangible common equity as a percentage of
tangible assets, end of period	8.24	8.08	8.24	8.08
Leverage ratio, end of period	8.79	8.76	8.79	8.76

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
QUARTERLY TRENDS
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	2007	2007	2007	2007	2006

INCOME DATA
Net interest income	$116,336	$116,718	$116,896	$114,841	$116,954
Net interest income (tax-equivalent)	117,782	118,245	118,444	116,397	118,531
Provision for credit losses	10,000	9,000	-	(2,000)	1,000
Noninterest income	24,080	54,455	24,097	24,049	21,024
Net securities losses in noninterest income	-	(1)	-	-	-
Noninterest expense	85,774	88,229	88,661	86,444	87,170
Net income	30,244	48,766	35,052	36,992	33,892

QUARTER-END BALANCE SHEET DATA
Loans	$7,585,701	$7,452,905	$7,368,404	$7,253,581	$7,050,416
Investment securities	1,985,237	1,875,096	1,910,271	1,849,425	1,886,093
Earning assets	10,122,071	9,738,123	9,697,723	9,674,585	9,277,554
Total assets	11,027,264	10,604,834	10,608,267	10,589,660	10,185,880
Noninterest-bearing deposits	2,740,019	2,639,020	2,736,966	2,757,885	2,947,997
Total deposits	8,583,789	8,387,235	8,512,778	8,524,235	8,433,308
Shareholders' equity	1,228,736	1,253,809	1,208,940	1,198,137	1,112,962

AVERAGE BALANCE SHEET DATA
Loans	$7,542,040	$7,362,491	$7,352,171	$7,118,002	$6,960,981
Investment securities	1,979,044	1,916,927	1,848,965	1,828,618	1,913,703
Earning assets	9,857,897	9,746,184	9,665,684	9,268,902	9,162,597
Total assets	10,716,391	10,633,674	10,558,237	10,133,651	10,039,062
Noninterest-bearing deposits	2,679,261	2,686,189	2,743,566	2,725,139	2,843,820
Total deposits	8,406,547	8,480,098	8,479,666	8,221,857	8,179,884
Shareholders' equity	1,257,220	1,224,940	1,211,032	1,145,101	1,126,915

PER SHARE DATA
Earnings per share
Basic	$.45	$.72	$.52	$.56	$.52
Diluted	.45	.71	.51	.55	.51
Cash dividends per share	$.29	$.29	$.29	$.29	$.27
Book value per share, end of period	$18.67	$18.53	$17.88	$17.76	$16.88
Trading data
High sales price	$28.35	$30.32	$31.92	$33.26	$35.88
Low sales price	22.46	23.02	29.69	29.07	31.23
End-of-period closing price	26.15	26.38	30.10	30.58	32.62
Trading volume	30,514,264	28,674,777	13,035,329	16,256,098	14,308,855

RATIOS
Return on average assets	1.12%	1.82%	1.33%	1.48%	1.34%
Return on average shareholders' equity	9.54	15.79	11.61	13.10	11.93
Net interest margin	4.75	4.82	4.91	5.08	5.14
Dividend payout ratio	64.16	40.70	56.23	53.16	52.79
Average loans as a percentage of average deposits	89.72	86.82	86.70	86.57	85.10
Efficiency ratio	60.46	51.09	62.20	61.55	62.46
Allowance for loan losses as a percentage of
loans, end of period	1.16	1.10	1.02	1.06	1.08
Annualized net charge-offs (recoveries) as a
percentage of average loans	.21	.13	.13	(.01)	(.02)
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	1.64	1.22	.81	.76	.81
Average shareholders' equity as a percentage
of average total assets	11.73	11.52	11.47	11.30	11.23
Tangible common equity as a percentage of
tangible assets, end of period	8.24	8.81	8.34	8.22	8.08
Leverage ratio, end of period	8.79	9.19	8.90	9.02	8.76

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands)	2007	2006	2007	2006
ASSETS
EARNING ASSETS
Loans	$7,542,040	$6,960,981	$7,344,889	$6,776,794
Investment securities
Securities available for sale	1,698,264	1,649,403	1,619,719	1,584,593
Securities held to maturity	280,780	264,300	274,147	240,053
Total investment securities	1,979,044	1,913,703	1,893,866	1,824,646
Federal funds sold and short-term investments	319,675	265,285	377,943	721,388
Loans held for sale	17,138	22,628	19,888	26,434
Total earning assets	9,857,897	9,162,597	9,636,586	9,349,262
NONEARNING ASSETS
Goodwill and other intangible assets	349,455	317,174	346,758	293,475
Accrued interest receivable	49,346	47,820	48,682	47,948
Other assets	542,076	588,055	559,400	637,338
Allowance for loan losses	(82,383)	(76,584)	(79,004)	(85,185)

Total assets	$10,716,391	$10,039,062	$10,512,422	$10,242,838

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,031,659	$994,747	$1,034,811	$1,055,979
Money market investment deposits	1,231,267	1,201,001	1,222,341	1,172,964
Savings deposits	890,732	999,225	920,028	1,123,647
Other time deposits	853,076	754,650	829,264	750,557
Time deposits $100,000 and over	1,720,552	1,386,441	1,682,981	1,339,829
Total interest-bearing deposits	5,727,286	5,336,064	5,689,425	5,442,976

Short-term borrowings	747,389	611,592	641,758	564,835
Long-term debt	168,348	17,458	136,459	18,010
Total interest-bearing liabilities	6,643,023	5,965,114	6,467,642	6,025,821
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,679,261	2,843,820	2,708,353	3,033,978
Accrued interest payable	28,432	18,945	25,059	16,405
Other liabilities	108,455	84,268	101,445	101,331
Total liabilities	9,459,171	8,912,147	9,302,499	9,177,535
SHAREHOLDERS' EQUITY	1,257,220	1,126,915	1,209,923	1,065,303

Total liabilities and shareholders' equity	$10,716,391	$10,039,062	$10,512,422	$10,242,838

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,214,874	$3,197,483	$3,168,944	$3,323,441

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31	September 30	December 31
(dollars in thousands)	2007	2007	2006
ASSETS
Cash and due from financial institutions	$290,199	$243,327	$318,165
Federal funds sold and short-term investments	534,558	391,437	314,079
Loans held for sale	16,575	18,685	26,966
Investment securities
Securities available for sale	1,698,795	1,601,895	1,612,513
Securities held to maturity	286,442	273,201	273,580
Total investment securities	1,985,237	1,875,096	1,886,093
Loans	7,585,701	7,452,905	7,050,416
Allowance for loan losses	(87,909)	(82,135)	(75,927)
Net loans	7,497,792	7,370,770	6,974,489
Bank premises and equipment	190,095	186,256	175,109
Goodwill	331,295	331,295	291,876
Other intangible assets	17,103	19,247	23,327
Accrued interest receivable	44,860	50,334	48,130
Other assets	119,550	118,387	127,646
Total assets	$11,027,264	$10,604,834	$10,185,880

LIABILITIES
Noninterest-bearing demand deposits	$2,740,019	$2,639,020	$2,947,997
Interest-bearing deposits	5,843,770	5,748,215	5,485,311
Total deposits	8,583,789	8,387,235	8,433,308

Short-term borrowings	910,019	654,636	499,533
Long-term debt	165,455	168,683	17,394
Accrued interest payable	27,079	28,924	17,940
Other liabilities	112,186	111,547	104,743
Total liabilities	9,798,528	9,351,025	9,072,918
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	408,266	403,666	343,697
Retained earnings	885,792	874,954	812,644
Accumulated other comprehensive income	(18,803)	(27,541)	(41,015)
Treasury stock at cost	(49,319)	(70)	(5,164)
Total shareholders' equity	1,228,736	1,253,809	1,112,962
Total liabilities and shareholders' equity	$11,027,264	$10,604,834	$10,185,880

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands, except per share data)	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$139,114	$133,531	$554,991	$502,921
Interest and dividends on investments	23,007	21,671	86,871	79,452
Interest on federal funds sold and
short-term investments	3,686	3,528	19,243	33,998
Total interest income	165,807	158,730	661,105	616,371
INTEREST EXPENSE
Interest on deposits	40,359	35,028	163,000	122,075
Interest on short-term borrowings	6,554	6,457	25,055	21,922
Interest on long-term debt	2,558	291	8,259	1,163
Total interest expense	49,471	41,776	196,314	145,160
NET INTEREST INCOME	116,336	116,954	464,791	471,211
PROVISION FOR CREDIT LOSSES	10,000	1,000	17,000	3,720
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	106,336	115,954	447,791	467,491
NONINTEREST INCOME
Service charges on deposit accounts	8,126	7,239	30,676	28,058
Bank card fees	4,309	3,786	16,487	14,999
Trust service fees	3,354	3,109	12,969	11,268
Secondary mortgage market operations	1,208	1,062	4,915	5,254
Other noninterest income	7,083	5,828	61,635	25,212
Securities transactions	-	-	(1)	-
Total noninterest income	24,080	21,024	126,681	84,791
NONINTEREST EXPENSE
Employee compensation	39,939	36,100	159,850	145,189
Employee benefits	8,241	8,466	33,694	35,027
Total personnel	48,180	44,566	193,544	180,216
Net occupancy	8,022	8,761	33,568	29,836
Equipment and data processing	5,686	6,107	22,886	21,083
Telecommunication and postage	2,893	2,969	12,420	10,795
Corporate value and franchise taxes	2,395	2,147	9,571	8,780
Legal and other professional services	2,974	3,798	10,652	11,663
Amortization of intangibles	2,144	2,746	10,879	10,426
Other noninterest expense	13,480	16,076	55,588	65,674
Total noninterest expense	85,774	87,170	349,108	338,473
INCOME BEFORE INCOME TAXES	44,642	49,808	225,364	213,809
INCOME TAX EXPENSE	14,398	15,916	74,310	69,164

NET INCOME	$30,244	$33,892	$151,054	$144,645

EARNINGS PER SHARE
Basic	$.45	$.52	$2.26	$2.24
Diluted	.45	.51	2.23	2.20

WEIGHTED-AVERAGE
SHARES OUTSTANDING
Basic	66,942,296	65,540,826	66,953,343	64,687,363
Diluted	67,744,528	66,635,770	67,858,307	65,853,149

CASH DIVIDENDS PER SHARE	$.29	$.27	$1.16	$1.08

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31
	2007	2007	2006	2007	2006
EARNING ASSETS
Loans**	7.32%	7.62%	7.61%	7.55%	7.41%
Investment securities	4.90	4.89	4.79	4.85	4.63
Federal funds sold and short-term investments	4.57	5.14	5.28	5.09	4.71
Total interest-earning assets	6.74%	6.97%	6.95%	6.92%	6.66%
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	1.13%	1.20%	1.00%	1.17%	.78%
Money market investment deposits	2.69	3.01	2.85	2.90	2.26
Savings deposits	.92	1.01	1.00	.97	1.01
Other time deposits	3.95	3.95	3.36	3.83	2.98
Time deposits $100,000 and over	4.27	4.56	4.29	4.45	4.00
Total interest-bearing deposits	2.80%	3.00%	2.60%	2.86%	2.24%

Short-term borrowings	3.48	4.00	4.19	3.90	3.88
Long-term debt	6.08	6.08	6.67	6.05	6.46
Total interest-bearing liabilities	2.96%	3.17%	2.78%	3.04%	2.41%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	3.78%	3.80%	4.17%	3.88%	4.25%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax-equivalent) as a
percentage of average earning assets	4.75%	4.82%	5.14%	4.89%	5.11%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	1.99%	2.15%	1.81%	2.03%	1.55%
* Based on a 35% tax rate.
** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands)	2007	2006	2007	2006
ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$82,135	$74,633	$75,927	$90,028
Allowance of acquired banks	-	-	2,791	2,908
Provision for credit losses	9,700	900	17,600	2,400
Loans charged off	(5,258)	(2,822)	(17,956)	(25,228)
Recoveries on loans previously charged off	1,332	3,216	9,547	5,819
Net loans charged off	(3,926)	394	(8,409)	(19,409)
Allowance at end of period	$87,909	$75,927	$87,909	$75,927

Allowance for loan losses as a percentage of
loans, at end of period	1.16%	1.08%	1.16%	1.08%

Annualized net charge-offs as a percentage
of average loans	.21	(.02)	.11	.29

Annualized gross charge-offs as a percentage of
average loans	.28	.16	.24	.37

Recoveries as a percentage of gross charge-offs	25.33	113.96	53.17	23.07

RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,000	$1,800	$1,900	$580
Provision for credit losses	300	100	(600)	1,320
Reserve at end of period	$1,300	$1,900	$1,300	$1,900

	December 31	September 30	December 31
(dollars in thousands)	2007	2007	2006
NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$120,096	$88,580	$55,992
Restructured loans	-	-	-
Total nonperforming loans	120,096	88,580	55,992
Foreclosed assets and surplus property	4,624	2,628	800
Total nonperforming assets	$124,720	$91,208	$56,792
Loans 90 days past due still accruing	$8,711	$2,967	$7,574

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	1.64%	1.22%	.81%

Allowance for loan losses as a percentage of
nonaccruing loans, at end of period	73	93	136

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	73	93	136

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.11	.04	.11

        -END-